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                                                                   EXHIBIT 10.18
                                                                     TRANSLATION
                          CONSULTING SERVICES CONTRACT

Party A: Ctrip Computer Technology (Shanghai) Co., Ltd.

Party B: Beijing Chenhao Xinye Air-Ticketing Service Co., Ltd.

THIS CONSULTING SERVICES CONTRACT is entered into on July 15, 2002 in Shanghai between Party A and Party B upon mutual agreement in connection with the consulting services to be provided by Party A in respect of the ticketing business of Party B:

                           Chapter 1 Scope of Services

Article 1: Party A agrees that upon the entry of this Contract it will use its strength in respect of human resources and information to provide consulting services to Party B in relation to the ticketing business of Party B.

Article 2: The forms in which Party A will provide the aforesaid services include provision of the personnel training, management and associated network platform and information services required by Party B in operating its business and provision of consulting advice in respect of the ticketing business of Party B, and may include such other forms of services as agreed upon by the Parties.

Article 3: During the term of this Contract, Party B shall not receive similar consulting services from other companies, organizations or individuals without the consent of Party A.

Article 4: The use by Party A of its intellectual property rights in providing the aforesaid consulting services to Party B shall not operate to contract such intellectual property rights to Party B, and Party B shall not, without Party A's consent, make unauthorized disclosure of the trade secret of Party A that it may have obtained in the performance of this Contract, otherwise Party A has the right to pursue Party B's liabilities for infringement in accordance with law.

                              Chapter 2 Fee Payment

Article 5: After receiving the aforesaid services from Party A, Party B shall pay to Party A a service fee in an amount to be determined on the basis of the specific contents of Party A's services.

Article 6: Party A will issue an invoice to Party B by the 15th day of each month for the service fee of the preceding month, and Party B shall pay the full amount of the invoice within 10 days of its receipt of the invoice.

Article 7: Party B shall make the aforesaid payment in Renminbi by remittance to the following bank account of Party A:

                 Ctrip Computer Technology (Shanghai) Co., Ltd.




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                                                                   EXHIBIT 10.18
                                                                     TRANSLATION


                  1001266309200013724

                  Business Department, ICBC Caohejing Subbranch

Article 8: Party B shall pay the taxes that may arise from such payment except for those payable by Party A under the laws and regulations of the People's Republic of China.

                      Chapter 3 Responsibilities of Party B

Article 9: To facilitate the full cooperation between the Parties and to help Party A more effectively provide consulting services to Party B, Party B shall, following the entry of this Contract, keep Party A informed of all of its commercial activities and periodically provide its operation, accounting and financial books and information to Party A.

Article 10: Party B shall timely provide to Party A its accounting statements, including monthly statements, quarterly statements, annual statements and the financial budget and business plan for the subsequent period.

Article 11: If Party B is involved in any litigation or arbitration cases, or is subject to punishment by the relevant government authorities, or there is a likelihood for any of the aforesaid events to arise, Party B shall timely report the relevant details to Party A.

Article 12: Party B shall properly keep its accounting books, records, documents and other information. Party A has the right to request at any time to inspect such information and Party B shall actively cooperate with Party A in respect of such inspection and shall not obstruct, sabotage or interfere with such inspection in any way.

                             Chapter 4 Prohibitions

Article 13: Without Party A's permission, Party B shall not transfer, sell, lease or otherwise dispose of its assets.

Article 14: Without Party A's permission, Party B shall not provide guarantee for another party or create mortgage, pledge or other security over its assets.

Article 15: Without Party A's permission, Party B shall not distribute dividends or make other profit distributions to its shareholders.

Article 16: Without Party A's permission, Party B shall not contract the whole or a part of its operation and management to another individual, company or economic organization.

Article 17: Without Party A's permission, Party B shall not invest in another party or waive or reduce its credit rights and other economic rights and interests in respect of any individual, company or economic organization.


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                                                                   EXHIBIT 10.18
                                                                     TRANSLATION

                       Chapter 5 Miscellaneous Provisions

Article 18: Any dispute arising from the performance of this Contract shall be first of all resolved by the Parties through consultation, and the Parties agree that if such consultation fails the dispute may be submitted to and resolved by the people's court at the place in which Party A is located.

Article 19: This Contract shall come into effect upon the signature and seals of the Parties, and this Contract shall have a term of 2 years from July 1, 2002 to June 30, 2004 .

Article 20: Matters not covered herein may be agreed upon by the Parties in supplemental agreement in writing. If a date agreed on herein falls on a day that is not a business day for Party A, that date shall be deemed to fall on the next working day. The words filled in the blanks in this Contract and its appendix shall have equal effect as the words in print.

Article 21: This Contract (and its appendix) has a total of 5 page and is written in 2 originals of equal legal effect with each Party holding
1 of them.


Party A:                                    Party B:

Ctrip Computer Technology                   Beijing Chenhao Xinye Air-Ticketing
(Shanghai) Co., Ltd. (Seal)                 Service Co., Ltd. (Seal)

Representative: (Signature)                 Representative: (Signature)
Tel:                                        Tel:
Account Bank:                               Account Bank:
Account No.:                                Account No.:
Date of Signature:                          Date of Signature: